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                                                                  EXHIBIT 10.46

                              RITE AID CORPORATION
                                 30 Hunter Lane
                          Camp Hill, Pennsylvania 17011


                                                     April 30, 2001



Ladies and Gentlemen:

         Reference is made to that certain Equity for Bank Debt Exchange Agreement, dated as of April 12, 2001, by and between Rite Aid Corporation (the "Company") and Fir Tree Value Fund, L.P., Fir Tree Institutional Value Fund, L.P., Fir Tree Value Partners LDC and Fir Tree Recovery Master Fund, L.P. (collectively, "Fir Tree"). All capitalized terms used but not defined herein shall have the meanings set forth in the Exchange Agreement. In connection with the exchange of up to $135 million aggregate principal amount of indebtedness under the Company's RCF Credit Facility for shares of Common Stock, we hereby agree as follows:

         (1) The definition of "Bank Debt" is hereby amended and will hereinafter be defined as $132,658,503.67 of the RCF Facility. As of the date hereof, Fir Tree has acquired $45,035,248.82 (the "Acquired Bank Debt") of the Bank Debt and has executed definitive and binding agreements to acquire the remaining $87,623,254.85 of the Bank Debt (the "Remaining Bank Debt").

         (2) The definition of "Pricing Period" is hereby amended and will hereinafter be defined as the nineteen (19) consecutive trading days on the NYSE, beginning on April 9, 2001 and ending on May 4, 2001.

         (3) The definition of "Average Price" is hereby amended and will hereinafter be defined as the sum of the volume weighted average price (as calculated for the period beginning at 9:30 a.m. New York Time ("NYT") and concluding at 4:00 p.m. NYT) per share of Common Stock on the NYSE for each day of the Pricing Period as reported by Bloomberg Financial LP (using the AQR function) divided by 30.

         (4)      Computershare Trust Company, Inc. will serve as the Escrow
                  Agent.

         (5) Section 2 of the Exchange Agreement is hereby deleted in its entirety and is amended and replaced with the following:


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                  "Within three business days following the last day of the
                  Pricing Period, Fir Tree will deliver an assignment, in the form attached as Exhibit A hereto, with respect to (the "Assignment") the Acquired Bank Debt to such person or entity as the Company and Fir Tree mutually agree (the "Escrow Agent") and the Company will deliver to the Escrow Agent (a) an instruction letter to the Company's transfer agent, Computershare Investor Services (the "Transfer Agent"), authorizing and directing the Transfer Agent to issue a certificate or certificates representing, or to issue and electronically deliver, such number of shares, rounded to the nearest whole number (the "Shares" which term includes any Shares that may become issuable upon Fir Tree's acquisition and exchange of any and all Remaining Bank Debt) of Common Stock equal to the Acquired Bank Debt divided by the Stock Exchange Price (the "Common Stock Instruction Letter"), and
                  (b) an instruction letter to the Transfer Agent authorizing and directing the Transfer Agent to issue certificate or certificates representing such number of shares of Class C Preferred Stock of the Company that are convertible into the Shares (the "Preferred Shares" which term includes any Preferred Shares that may become issuable upon Fir Tree's acquisition and exchange of any and all Remaining Bank Debt) having the designations rights and preferences set forth in the certificate of designation attached as Exhibit B hereto (the "Series C Preferred Stock Instruction Letter"). Any accrued and unpaid interest on the Acquired Bank Debt while held in escrow will be paid promptly to Fir Tree. The Company will use commercially reasonable efforts to file a registration statement to cover resales of the Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act") within forty-five (45) days after the Company files its annual report on Form 10-K for the fiscal year ended March 3, 2001. The Exchange Date shall be deemed to be the earlier of
                  (x) the date upon which the Shares are registered (the "Registration Date") for resale under the Securities Act (the "Registration Exchange Date"), and, (y) the date upon which the aggregate principal amount of the RCF Facility is repaid in full (the "Refinancing Exchange Date"). During the Pricing Period, the Company, Fir Tree and the Escrow Agent will enter into an escrow agreement on terms as the parties mutually agree (the "Escrow Agreement").

                  Upon Fir Tree's acquisition of any Remaining Bank Debt, within three business days of such acquisition, Fir Tree and the Company will each take all such actions as described in the


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                  immediately preceding paragraph as if such acquired Remaining
                  Bank Debt was Acquired Bank Debt as of the date of this Agreement.

         (6) Rite Aid will not be obligated to file the Certificate of Designation with the Secretary of State of Delaware unless and until such time as the Series C Preferred Stock Instruction Letter is released from escrow and delivered to the Transfer Agent in accordance with the terms herein and in the Escrow Agreement.

         (7) Section 3 of the Exchange Agreement is hereby deleted in its entirety and is amended and replaced with the following:

                  "3. Exchange Date on or Before August 20, 2001. If the Exchange Date occurs on or before August 20, 2001 and the Exchange Date is the Registration Exchange Date, the Escrow Agent will deliver (a) the Common Stock Instruction Letter to the Transfer Agent and the Transfer Agent will promptly deliver the certificate(s) representing, or electronically deliver, the Shares to Fir Tree in such names and denominations as Fir Tree provides in writing to the Company, and (b) the Assignment and the Series C Preferred Stock Instruction Letter to the Company. If the Exchange Date occurs on or before August 20, 2001 and the Exchange Date is the Refinancing Exchange Date, the Escrow Agent will deliver (a) the Preferred Stock Instruction Letter to the Transfer Agent and the Transfer Agent will promptly deliver the certificate(s) representing the Preferred Shares to Fir Tree in such names and denominations as Fir Tree provides in writing to the Company, and (b) the Assignment and the Common Stock Instruction Letter to the Company. On the Exchange Date, whether such Exchange Date is the Registration Exchange Date or the Refinancing Exchange Date, the Company shall pay Fir Tree the accrued and unpaid interest on the Bank Debt up to the date the Common Stock Instruction Letter and the Preferred Stock Instruction Letter are released from escrow, pursuant to the RCF Facility."

         (8) Fir Tree agrees to use commercially reasonable efforts to acquire the Remaining Bank Debt as soon as possible and promptly inform Rite Aid of Fir Tree's acquisition of any and all Remaining Bank Debt.

                          [the signature page follows]


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         If you are in agreement with the foregoing, please execute and return a copy of this Letter Agreement which will constitute our agreement to the subject matter hereof.

                                             Very truly yours,

                                             RITE AID CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Agreed to and accepted as of the date first above written.

FIR TREE VALUE FUND, L.P.
FIR TREE INSTITUTIONAL VALUE FUND, L.P.
FIR TREE VALUE PARTNERS LDC
FIR TREE RECOVERY MASTER FUND, L.P.


By:
    ------------------------------
    Name:
    Title: